Exhibit (10.aa)

AMENDMENT NO. 1 made effective the 24th day of February, 2003 (this "Amendment") to PENSION RESTORATION AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TRUST AGREEMENT made the 11th day of February, 2000, by and between Met-Pro Corporation, a Delaware corporation (the "Company"), and Mellon Bank, N.A. ("Trustee").

                                    WITNESSETH:

WHEREAS, the Company and Trustee are party to an agreement entitled "Pension Restoration and Supplemental Executive Retirement Plan Trust Agreement" (the "SERP Trust Agreement") made the 11th day of February, 2000 that established a Trust (as defined therein) with respect to the Company's Pension Restoration Plan and Supplemental Executive Retirement Plan (collectively the "Plans" and each a "Plan").

WHEREAS, the Company and Trustee reserved the power to amend the SERP Trust Agreement by written instrument under Section 13(a) of the SERP Trust Agreement.

WHEREAS, the Company and Trustee now desires to amend the SERP Trust Agreement to the extent and upon the terms set forth in this Amendment.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

    1. All terms used but not defined in this Amendment shall have such meaning as is ascribed to them in the SERP Trust Agreement.

    2.  Section 1(b) of the SERP Trust Agreement is hereby restated as follows:

        "(b) Immediately prior to a Change of Control (as defined in  Section 14 of the Trust Agreement), the Company shall contribute to the Trust that amount necessary to fully fund all benefits under the Plan and the Trustee shall, immediately upon receipt of such contribution, pay each Plan participant or beneficiary thereof the benefits to which Plan participants or their beneficiaries are entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred."

    3.  Section 13(a) of the Trust Agreement is hereby restated as follows:

        "(a) This Trust Agreement may be amended only by a written instrument executed by the Trustee and the Company; provided, however, that no such amendment may adversely affect any right or interest of any Plan participant or beneficiary."

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    4.  The  Company  agrees  that  should  it fail to cure  any  breach  of its obligations under the SERP Trust Agreement in less than 30 days after receiving written notice of same from any beneficiary of the Trust, the Company will be liable to pay the reasonable attorneys' fees and expenses incurred by any such beneficiary in filing suit and prosecuting such claims should such beneficiary be the prevailing party in such litigation.

    5. Except to the extent expressly set forth herein in this Amendment, the SERP Trust Agreement is unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto, hereunder bound, do hereby execute this Amendment as of the day and year first above written.


MET-PRO CORPORATION

BY: Raymond J. De Hont                          ATTEST: Gary J. Morgan
   ------------------------                            -------------------------
                                                          Secretary

MELLON BANK, N.A.

BY:                                             ATTEST:
   ------------------------                            -------------------------
                                                          Secretary